Exhibit 10.58

BGC HOLDINGS, L.P.

SIXTH AMENDMENT

TO AGREEMENT OF LIMITED PARTNERSHIP,

AS AMENDED AND RESTATED

This Sixth Amendment (this “Sixth Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P. (the “Partnership”), as amended and restated as of March 31, 2008, and as further amended effective as of March 1, 2009, August 3, 2009, January 1, 2010, August 6, 2010, and December 31, 2010 (as amended, the “Agreement”), is executed on March 15, 2011 and is effective as of March 15, 2011.

WITNESSETH:

WHEREAS, the General Partner and the sole Exchangeable Limited Partner wish to make certain modifications to the Agreement; and

WHEREAS, this Sixth Amendment has been approved by each of the General Partner and the sole Exchangeable Limited Partner;

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Sixth Amendment:

Section 1.    Definitions

The definition of “REU Post-Termination Amount” shall hereby be amended to state “has the meaning set forth in Section 4.03(e)(i).”

Section 2.    Cantor Purchase Rights

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Sections 3.01, 4.02, and 13.01 thereof:

Where the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) cause all or any portion of the outstanding Founding Partner Units of a Founding Partner, either before, upon, or after the Termination of such Founding Partner, to be exchangeable (including mandatorily exchangeable) with BGC Partners for shares of BGC Partners Class A Common Stock pursuant to Section 8.01, the General Partner shall provide Cantor, as soon as practicable after such Units are exchanged, the right to purchase Exchangeable Limited Partnership Units in an amount equal to the number of such Founding Partner’s Founding Partner Units that the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest) caused to be exchangeable pursuant to the above at the same price that Cantor would have been able to purchase such Founding Partner’s Founding Partner Interest (or any portion thereof) if it had been purchased pursuant to Sections 12.02(a)(i)(B) or 12.03(a)(ii) rather than made exchangeable; provided that the Exchangeable Limited Partnership Interest right granted hereunder shall be subject to, and granted in accordance with, applicable laws, rules, and regulations then in effect. The Agreement shall be hereby amended to the extent necessary to conform with the foregoing.

Section 3.    Other Amendments

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest), to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of this Sixth Amendment, including, without limitation, to amend the Table of Contents or to reflect this Sixth Amendment in an Amended and Restated Agreement of Limited Partnership (and to further amend and/or restate such Amended and Restated Agreement of Limited Partnership to reflect this Sixth Amendment to the extent necessary or appropriate as determined by the General Partner).

Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

BGC GP, LLC

By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

CANTOR FITZGERALD, L.P., as the sole Exchangeable Limited Partner

By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

[Signature Page to Sixth Amendment, executed on March 15, 2011 and effective as of March 15, 2011, to Agreement of Limited Partnership of BGC Holdings, L.P., as amended and restated]

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